EXHIBIT 99.4


                          CONSENT OF ELROY D. MIEDEMA,

                           CERTIFIED PUBLIC ACCOUNTANT



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                         Consent of Independent Auditor



The Board of Baron Capital Trust:


     I consent to the use of my report in respect of certain residential apartment properties included in this Form SB-2 Registration Statement of Baron Capital Trust and incorporated herein by reference and to the reference to my firm and such report under the heading "Experts" in the prospectus.



                                                   Elroy D. Miedema
                                                   Certified Public Accountant




Miami, Florida
April 2, 1998